Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the Quarterly Report on Form 10-Q of S&W Seed Company (the "Company") for the quarter ended March 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the "Report") I, Matthew K. Szot Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, that to my knowledge:

(1)             The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)             The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 14, 2014
/s/ Matthew K. Szot Matthew K. Szot Senior Vice President of Finance and Administration and Chief Financial Officer (Principal Financial Officer)